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EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement of Brooktrout Technology, Inc. on Form S-8 of our report dated June 20, 1996 on the supplemental consolidated financial statements of Brooktrout Technology, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 (which includes explanatory paragraphs relating to the restatement of the consolidated financial statements for a pooling-of-interests and a change in accounting for income taxes) appearing in Registration Statement No. 333-06885 on Form S-3.


                                             DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 18, 1996

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